A P O L L O  G L O B A L  M A N A G E M E N T Apollo Global Management, Inc. First Quarter 2021 Earnings Exhibit 99.2 May 4, 2021

Apollo 1Q'21 Financial Results Highlights

GAAP Results

- Net Income of $1.5 billion
- Net Income Attributable to Apollo Global Management, Inc. Class A Common Stockholders of $670 million ($2.81/ share)

Financial Measures & Dividend

($ in millions, except per share data)	1Q'21	Per Share	LTM	Per Share
• Distributable Earnings ("DE")	$293.8	$0.66	$1,021.5	$2.31
• Fee Related Earnings ("FRE")	$286.7	$0.65	$1,099.1	$2.50

- Net Performance Fee Receivable of $1.3 billion ($3.04 per share) and Net Clawback Payable of $73 million ($0.17 per share) as of 1Q'21
- Declared 1Q'21 dividend of $0.50 per share of Class A Common Stock and equivalent (payout ratio of 76%), bringing LTM dividends to $2.10 per share of Class A Common Stock (payout ratio of 91%)

Assets Under Management

- Total Assets Under Management ("AUM") of $461.1 billion
- Fee-Generating AUM ("FGAUM") of $345.2 billion
- Performance Fee-Eligible AUM ("PFEAUM") of $142.8 billion
- Dry powder of $49.7 billion available for investment

Business Drivers

- Inflows: $13.4 billion of capital inflows ($128.8 billion LTM)
- Deployment: $24.9 billion ($92.3 billion LTM)
- Drawdown deployment: $2.7 billion ($14.5 billion LTM)
- Realizations: $3.7 billion of capital returned to investors ($10.4 billion LTM)

Note: This presentation contains non-GAAP financial information and defined terms which are described on pages 30 to 33. The non-GAAP financial information contained herein is reconciled to GAAP financial information on pages 26 to 28. "LTM" as used throughout this presentation refers to the twelve months ended March 31, 2021 unless the context otherwise provides. LTM DE and FRE per share amounts represent the sum of the last four quarters. AUM totals may not add due to rounding.

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GAAP Consolidated Statements of Operations (Unaudited)

Net Income was $1.5 billion for the quarter ended March 31, 2021; Net Income Attributable to Apollo Global Management, Inc. Class A Common Stockholders was $669.7 million for the quarter ended March 31, 2021

($ in thousands, except share data)	1Q'20	4Q'20	1Q'21
Revenues:			
Management fees	$396,604	$446,846	$457,185
Advisory and transaction fees, net	36,963	77,113	56,348
Investment income (loss):			
Performance allocations	(1,734,323)	660,962	1,395,347
Principal investment income (loss)	(187,849)	107,208	381,966
Total investment income (loss)	(1,922,172)	768,170	1,777,313
Incentive fees	19,519	4,367	3,854
Total Revenues	**(1,469,086)**	**1,296,496**	**2,294,700**
Expenses:			
Compensation and benefits:			
Salary, bonus and benefits	139,269	174,572	174,630
Equity-based compensation	52,122	51,872	56,448
Profit sharing expense	(635,998)	315,731	655,480
Total compensation and benefits	(444,607)	542,175	886,558
Interest expense	31,242	34,817	34,799
General, administrative and other	84,522	95,144	99,850
Placement fees	409	430	537
Total Expenses	**(328,434)**	**672,566**	**1,021,744**
Other Income:			
Net gains (losses) from investment activities	(1,264,551)	395,925	353,151
Net gains (losses) from investment activities of consolidated variable interest entities	(165,920)	183,308	112,594
Interest income	7,934	1,586	798
Other income (loss), net	(16,507)	23,851	(17,750)
Total Other Income (Loss)	**(1,439,044)**	**604,670**	**448,793**
Income (loss) before income tax (provision) benefit	(2,579,696)	1,228,600	1,721,749
Income tax (provision) benefit	295,853	(153,139)	(203,246)
Net Income (Loss)	**(2,283,843)**	**1,075,461**	**1,518,503**
Net (income) loss attributable to Non-Controlling Interests	1,287,625	(641,357)	(839,613)
Net Income (Loss) Attributable to Apollo Global Management, Inc.	**(996,218)**	**434,104**	**678,890**
Series A Preferred Stock Dividends	(4,383)	(4,383)	(4,383)
Series B Preferred Stock Dividends	(4,781)	(4,781)	(4,781)
Net Income (Loss) Attributable to Apollo Global Management, Inc. Class A Common Stockholders	**($1,005,382)**	**$424,940**	**$669,726**
Net Income (Loss) Per Share of Class A Common Stock:			
Net Income (Loss) Available to Class A Common Stock – Basic	($4.47)	$1.80	$2.81
Net Income (Loss) Available to Class A Common Stock – Diluted	($4.47)	$1.80	$2.81
Weighted Average Number of Class A Common Stock Outstanding – Basic	226,757,519	227,931,929	230,003,502
Weighted Average Number of Class A Common Stock Outstanding – Diluted	226,757,519	227,931,929	230,003,502

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Total Segments

($ in thousands, except per share data)	1Q'20	4Q'20	1Q'21	1Q'20 LTM	1Q'21 LTM
Management fees	$382,368	$437,322	$448,669	$1,514,815	$1,714,265
Advisory and transaction fees, net	36,732	80,677	55,495	140,562	270,283
Performance fees[1]	2,404	1,788	8,771	22,853	16,203
Total Fee Related Revenues	**421,504**	**519,787**	**512,935**	**1,678,230**	**2,000,751**
Salary, bonus and benefits	(124,021)	(157,028)	(157,371)	(481,612)	(594,337)
General, administrative and other	(68,353)	(86,392)	(68,648)	(278,324)	(304,178)
Placement fees	(413)	(430)	(477)	(1,938)	(1,878)
Total Fee Related Expenses	**(192,787)**	**(243,850)**	**(226,496)**	**(761,874)**	**(900,393)**
Other income (loss), net of Non-Controlling Interest	(661)	(144)	217	4,146	(1,231)
Fee Related Earnings	**$228,056**	**$275,793**	**$286,656**	**$920,502**	**$1,099,127**
Per share[2]	$0.52	$0.63	$0.65	$2.21	$2.50
Realized performance fees	65,746	186,895	106,754	604,063	321,931
Realized profit sharing expense	(65,746)	(96,279)	(57,756)	(314,859)	(182,317)
Net Realized Performance Fees	**—**	**90,616**	**48,998**	**289,204**	**139,614**
Realized principal investment income, net[3]	5,583	9,167	26,634	59,844	43,902
Net interest loss and other	(37,134)	(33,524)	(33,506)	(89,768)	(130,886)
Segment Distributable Earnings	**$196,505**	**$342,052**	**$328,782**	**$1,179,782**	**$1,151,757**
Taxes and related payables	(22,193)	(15,499)	(25,786)	(69,857)	(93,582)
Preferred dividends	(9,164)	(9,164)	(9,164)	(36,656)	(36,656)
Distributable Earnings	**$165,148**	**$317,389**	**$293,832**	**$1,073,269**	**$1,021,519**
Per share[2]	$0.37	$0.72	$0.66	$2.57	$2.31
Net dividend per share[2]	$0.42	$0.60	$0.50	$2.31	$2.10
Payout ratio	114%	83%	76%	90%	91%

1. Represents certain performance fees related to business development companies, Redding Ridge Holdings LP ("Redding Ridge Holdings"), an affiliate of Redding Ridge, and MidCap.
2. Per share calculations are based on end of period Distributable Earnings Shares Outstanding, which consist of total shares of Class A Common Stock outstanding, Apollo Operating Group Units that participate in dividends and RSUs that participate in dividends. LTM per share amounts represent the sum of the last four quarters. See page 22 for details regarding the stockholder dividend and page 27 for the share reconciliation.
3. Realized principal investment income, net includes dividends from our permanent capital vehicles, net of amounts to be distributed to certain employees as part of a dividend compensation program.

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Quarterly Trailing FRE FRE Bridge Fee Related Earnings Rollforward “NM” as used throughout this presentation indicates data has not been presented as it was deemed not meaningful, unless the context otherwise provides. 1. FRE Margin is calculated as Fee Related Earnings divided by fee-related revenues (which includes management fees, transaction and advisory fees and certain performance fees), as well as other income attributable to FRE. ($ in millions) FRE  increased  26%  year-over-year  and  4%  quarter-over-quarter;  FRE  margin  increased  to  56%,  driven  by  higher  management  fees and  lower non-compensation expenses, partially offset by a decrease  in advisory and  transaction  fees 1Q'21  Per  Share $0.52 $0.59 $0.63 $0.63 $0.03 $0.02 $0.04 $(0.07) $0.65 FRE Margin1 4  $228.1 $259.2 $277.4 $275.8 54% 56% 55% 53% 1Q'20 2Q'20 3Q'20 4Q'20 $11.3 $7.0 $17.8 $(25.2) $286.7 Advisory &  Transaction  Fees    Mgmt  Fees Non comp • 56%  Performance  Fees

Dividend per Share1 DE decreased quarter-over-quarter, primarily due to lower realized performance fees, partially offset by an increase in  FRE $0.42 $0.49 $0.51 $0.60 $0.50 1Q'20 2Q'20 3Q'20 4Q'20 1Q'21 Distributable Earnings per Share1 $0.37 $0.46 $0.47 $0.72 $0.66 1Q'20 2Q'20 3Q'20 4Q'20 1Q'21 Distributable Earnings and Dividend 5  1. Per share calculations are based on end of period Distributable Earnings Shares Outstanding. The declaration and payment of any dividends are at the sole discretion of the executive committee of AGM Inc.’s board of directors, which may change the dividend policy at any time, including, without limitation, to eliminate the dividend entirely. As previously announced, following the closing of Apollo’s proposed merger with Athene Holding, Apollo intends to distribute an annual dividend of $1.60 per share of common stock, with increases based on growth of the business, as determined by the board of directors. $0.40 Minimum  Quarterly Dividend

Total AUM Total AUM increased to $461.1 billion during the quarter, primarily driven by mark to market appreciation in  our private equity portfolio and fundraising in our flagship funds Gross  Inflows  were  $13.4  billion  during  the  quarter  and  $128.8  billion  over  the  twelve  months  ended  March 31, 2021 Dry  powder  was  $49.7  billion  as  of  quarter-end,  of  which  $23.6  billion  was  dry  powder  with  future  management fee potential Fee-Generating AUM $241.7 $348.7 $345.2 $141.1 $345.2 $168.3 $269.7 $263.3 $92.9 $263.3 $44.0 $41.8 $42.6 $34.2 $42.6 $29.4 $37.2 $39.3 $14.0 $39.3 1Q'20 4Q'20 1Q'21 1Q'16 1Q'21 Credit Assets Under Management Private Equity $315.5 $455.5 $461.1 $172.5 $461.1 $209.7 $328.6 $323.3 $107.7 $323.3 $67.7 $80.7 $89.5 $45.9 $89.5 $38.1 $46.2 $48.4 $18.9 $48.4 1Q'20 4Q’20 1Q'21 1Q'16 1Q'21 CAGR 20%  Real Assets Credit Private Equity Real Assets CAGR 22%  6  ($ in billions) ($ in billions)

Performance Fee-Generating AUMPerformance Fee-Eligible AUM $22.8 $68.9 $82.3 $32.5 $82.3 $16.9 $34.7 $41.8 $19.9 $41.8 $2.2 $29.3 $35.2 $9.3 $35.2 $3.7 $4.9 $5.3 $3.4 $5.3 1Q'20 4Q'20 1Q'21 1Q'16 1Q'21 Performance  Fee-Generating  AUM  increased  to  $82.3  billion  during  the  quarter  primarily  driven  by  appreciation in our funds’ private equity portfolio, CLOs  and MidCap Performance Fee Assets Under Management $119.3 $134.3 $142.8 $83.2 $142.8 $55.8 $61.3 $64.6 $37.3 $64.6 $53.7 $61.5 $67.0 $39.9 $67.0 $9.8 $11.4 $11.3 $6.1 $11.3 1Q'20 4Q'20 1Q'21 1Q'16 1Q'21 Credit Private Equity Real Assets Credit Private Equity Real Assets 7  ($ in billions) ($ in billions)

Total AUM & Fee-Generating AUM

Total AUM Rollforward[1]

($ in millions)	Credit[3]	Private Equity	Real Assets	Total
4Q'20	**$328,560**	**$80,716**	**$46,210**	**$455,486**
Inflows	8,358	2,454	2,565	13,377
Outflows[2]	(5,891)	(62)	—	(5,953)
Net Flows	**2,467**	**2,392**	**2,565**	**7,424**
Realizations	(914)	(2,363)	(434)	(3,711)
Market Activity	(6,852)	8,718	73	1,939
1Q'21	**$323,261**	**$89,463**	**$48,414**	**$461,138**
QoQ Change	**(2%)**	**11%**	**5%**	**1%**

Fee-Generating AUM Rollforward[1]

($ in millions)	Credit	Private Equity	Real Assets	Total
4Q'20	**$269,658**	**$41,826**	**$37,190**	**$348,674**
Inflows	5,975	1,034	2,354	9,363
Outflows[2]	(4,997)	(188)	(99)	(5,284)
Net Flows	**978**	**846**	**2,255**	**4,079**
Realizations	(612)	(147)	(58)	(817)
Market Activity	(6,694)	89	(85)	(6,690)
1Q'21	**$263,330**	**$42,614**	**$39,302**	**$345,246**
QoQ Change	**(2%)**	**2%**	**6%**	**(1%)**

LTM Total AUM Rollforward[1]

($ in millions)	Credit[3]	Private Equity	Real Assets	Total
1Q'20	**$209,745**	**$67,669**	**$38,097**	**$315,511**
Inflows	110,235	7,706	10,879	128,820
Outflows[2]	(20,028)	(234)	(283)	(20,545)
Net Flows	**90,207**	**7,472**	**10,596**	**108,275**
Realizations	(2,914)	(6,021)	(1,432)	(10,367)
Market Activity	26,223	20,343	1,153	47,719
1Q'21	**$323,261**	**$89,463**	**$48,414**	**$461,138**
YoY Change	**54%**	**32%**	**27%**	**46%**

LTM Fee-Generating AUM Rollforward[1]

($ in millions)	Credit	Private Equity	Real Assets	Total
1Q'20	**$168,262**	**$43,976**	**$29,412**	**$241,650**
Inflows	99,818	3,883	10,644	114,345
Outflows[2]	(21,829)	(4,754)	(691)	(27,274)
Net Flows	**77,989**	**(871)**	**9,953**	**87,071**
Realizations	(1,591)	(998)	(513)	(3,102)
Market Activity	18,670	507	450	19,627
1Q'21	**$263,330**	**$42,614**	**$39,302**	**$345,246**
YoY Change	**56%**	**(3%)**	**34%**	**43%**

1. Inflows at the individual segment level represent subscriptions, commitments, and other increases in available capital, such as acquisitions or leverage, net of inter-segment transfers. Outflows represent redemptions and other decreases in available capital. Realizations represent fund distributions of realized proceeds. Market activity represents gains (losses), the impact of foreign exchange rate fluctuations and other income.
2. Included in the 1Q'21 outflows for both Total AUM and FGAUM are $0.7 billion of redemptions. Included in the LTM outflows for Total AUM and FGAUM are $2.9 billion and $2.7 billion of redemptions, respectively.
3. As of 1Q'21, Credit AUM includes $23.0 billion of CLOs, $11.1 billion of which Apollo earns fees based on gross assets and $11.9 billion of which relates to Redding Ridge, from which Apollo earns fees based on net asset value.

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Capital Deployment, Dry Powder & Performance Fee-Eligible AUM

Dry Powder Composition

($ in billions)



Real Assets
$4.0
Credit
$17.6
Other PE
$7.5
$50 billion
$2.3
Fund VIII
$18.4
Private Equity $28.2
Fund IX

Deployment[1]

($ in billions)



1Q'21
Real Assets
Private Equity
$3.4
$2.4
$25 billion
$19.1
Credit
LTM
Real Assets
$11.0
Private Equity
$12.3
$92 billion
$69.0
Credit

Performance Fee-Eligible AUM

($ in billions)



Uninvested Performance Fee-Eligible AUM
$46.0
$142.8 billion
$82.3
Currently Generating Performance Fees
$14.6
Not Currently Generating Performance Fees

Strategy / Fund	Invested AUM Not Currently Generating Performance Fees	Investment Period Active >24 Months[2]	Appreciation Required to Achieve Performance Fees[3,4]
Corporate Credit	$3.9	$3.9	2%
Structured Credit	3.9	3.7	7%
Direct Origination	2.6	2.6	3%
Credit	**10.4**	**10.2**	**4%**
Hybrid Capital	0.7	0.7	257%
Other PE	2.7	2.4	40%
Private Equity[5]	**3.4**	**3.1**	**89%**
Real Assets	**0.8**	**0.4**	**>250bps**
Total	**$14.6**	**$13.7**	

1. For the three months ended March 31, 2021, drawdown deployment was $1.3 billion, $0.9 billion and $0.6 billion for credit, private equity and real assets, respectively. For the twelve months ended March 31, 2021, drawdown deployment was $6.0 billion, $6.0 billion and $2.5 billion for credit, private equity and real assets, respectively. 2. Represents invested AUM not currently generating performance fees for funds that have been investing capital for more than 24 months as of March 31, 2021. 3. Represents the percentage of additional appreciation required to reach the preferred return or high watermark and generate performance fees for funds with an investment period greater than 24 months. Funds with an investment period less than 24 months are "N/A" 4. All investors in a given fund are considered in aggregate when calculating the appreciation required to achieve performance fees presented above. Appreciation required to achieve performance fees may vary by individual investor. 5. The private equity funds disclosed in the table above have greater than $500 million of AUM and/or form part of a flagship series of funds.

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($ in millions) Period Ending $25 $72 $87 $136 $273 $269 49% 60% 58% 2012 2014 2016 2018 2020 1Q'21 Permanent Capital AUM Fee Related Revenue from Permanent Capital4 $195 $213 $235 $244 $260 1Q’20 2Q’20 3Q’20 4Q’20 1Q’21 Permanent Capital Vehicles, Athene, and Athora 1. Amounts are as of December 31, 2020. Refer to www.apolloic.com for the most recent financial information on AINV. The information contained on AINV’s website is not part of this presentation. Includes $1.6 billion of AUM related to a non-traded business development company. 2. Includes $41.9 billion of gross assets related to Athene Co-Invest Reinsurance Affiliate 1A Ltd. and $2.2 billion of unfunded commitments related to Apollo/Athene Dedicated Investment Program. 3. Other Assets include cash, treasuries, equities and alternatives. 4. Effective 1Q’21, fee related revenue includes revenues related to a non-traded business development company. Prior periods have been recast to conform to this change. ($ in billions) Supplemental Information ($ in billions) 4Q'20 1Q'21 Athene2   $184.3    $185.8  Athora   68.6    61.5  MidCap   8.1    8.9  ARI   7.0    7.3  AINV/Other1   4.4    4.4  AFT/AIF   0.7    0.7  Total AUM in Permanent Capital Vehicles   $273.1    $268.6  10  Permanent Capital AUM % of Total AUM 47%  Athene and Athora AUM ($ in billions) 4Q'20 1Q'21 Athene2   $184.3    $185.8  Core Assets   49.4    46.3  Core Plus Assets   41.5    41.8  Yield Assets   64.7    70.5  High Alpha    6.2    7.0  Other Assets3   22.5    20.2  Athora   $68.6    $61.5  Non-Sub-Advised   60.8    52.8  Sub-Advised   7.8    8.7  Total Athene and Athora AUM   $252.9    $247.3  45%  22%

Net Performance Fee Receivable Rollforward & Net Clawback Payable

Net performance fee receivable increased to $3.04 per share driven primarily by the appreciation in fair value of Fund IX and Fund VIII's portfolio investments, while net clawback payable decreased to $0.17 per share as the fair values of certain funds appreciated



Net Performance Fee Receivable[1]
Net Clawback Payable[2]
(Per Share)
$0.07
$0.46
$1.05
$1.82
Net Performance Fees/Other[3]
+$1.35
($0.13)
Net Realized Performance Fees
$3.04
($0.31)
($0.17)
1Q'20
2Q'20
3Q'20
4Q'20
1Q'21
4Q'20
1Q'21

($ in millions)	$31	$205	$465	$802	$602	($58)	$1,346	($138)	($73)

Note: All per share figures calculated using Distributable Earnings Shares Outstanding.

1. Net Performance Fee Receivable represents the sum of performance allocations and incentive fees receivable, less profit sharing payable as reported on the consolidated statements of financial condition, and includes certain eliminations related to investments in consolidated funds and VIEs and other adjustments.
2. As of March 31, 2021, certain funds had $149.0 million in general partner obligations to return previously distributed performance fees offset, in part, by $75.7 million in clawbacks from Contributing Partners and certain employees and former employees for the potential return of profit sharing distributions. These general partner obligations and potential return of profit sharing distributions are included in due to related parties and due from related parties, respectively, on the consolidated statements of financial condition.
3. Net Performance Fees/Other includes (i) unrealized performance fees, net of unrealized profit sharing expense and (ii) certain transaction-related charges, and excludes general partner obligations to return previously distributed performance fees.

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Segment Highlights

Credit

Commentary

- Total AUM increased 54% over the twelve months ended March 31, 2021 to $323 billion, primarily driven by insurance company client transactions and robust fundraising
- Fee-generating inflows excluding acquisitions of $3.0 billion during the quarter driven by strong growth in insurance assets under management and subscriptions to our corporate and structured credit funds
- FRE increased 53% year-over-year, driven by growth in management fees from permanent capital vehicles and fundraising, partially offset by an increase in compensation costs due to higher headcount
- Deployment of $19.1 billion during the quarter and $69.0 billion during the twelve months ended March 31, 2021; deployment for the quarter driven by strong growth in insurance clients, investments in our syndicated loans businesses, and middle market lending activity
- Drawdown deployment of $1.3 billion during the quarter and $6.0 billion during the twelve months ended March 31, 2021


($ in billions)
Advisory and Other
$64.9
Direct Origination
$25.7
$323bn AUM
$162.7
$69.9
Structured Credit
Corporate Credit
$231.5bn from Permanent Capital Vehicles

Financial Results Summary

($ in thousands)	1Q'20	1Q'21	% Change vs. 1Q'20	1Q'20 LTM	1Q'21 LTM	% Change vs. LTM'20
Management fees	$208,229	$268,031	29%	804,753	994,654	24%
Advisory and transaction fees, net	15,267	33,130	117%	56,535	135,397	139%
Performance fees[2]	2,404	8,771	265%	22,853	16,203	(29%)
Total Fee Related Revenues	**225,900**	**309,932**	**37%**	**884,141**	**1,146,254**	**30%**
Salary, bonus and benefits	(57,008)	(69,379)	22%	(208,847)	(258,867)	24%
Non-compensation expenses	(35,679)	(37,106)	4%	(140,424)	(159,058)	13%
Total Fee Related Expenses	**(92,687)**	**(106,485)**	**15%**	**(349,271)**	**(417,925)**	**20%**
Other income (loss), net of NCI	(663)	(559)	(16)	(205)	(2,175)	961
Fee Related Earnings	**$132,550**	**$202,888**	**53%**	**$534,665**	**$726,154**	**36%**
Realized performance fees	25,861	14,371	(44)%	192,145	176,951	(8)%
Realized profit sharing expense	(25,557)	(7,954)	(69)%	(115,714)	(111,239)	(4)%
Realized principal investment income, net	1,374	1,847	34%	7,089	8,848	25%
Net interest loss and other	(17,114)	(13,785)	(19)%	(34,725)	(52,871)	52%
Segment Distributable Earnings	**$117,114**	**$197,367**	**69%**	**$583,460**	**$747,843**	**28%**

Corporate Credit[3]
2.6% / 19.2%

Structured Credit
5.3% / 26.6%

Direct Origination
6.3% / 16.4%

1Q'21 / LTM
Credit Gross Return[1]

$3.0bn / $20.3bn
1Q'21 / LTM
Fee-generating inflows (excludes acquisitions)

1. Represents Gross Return as defined in the non-GAAP financial information and definitions section of this presentation. The 1Q'21 Net Returns for corporate credit, structured credit and direct origination were 2.2%, 4.9% and 5.2%, respectively. The LTM Net Returns for corporate credit, structured credit and direct origination were 17.6%, 25.6% and 11.8%, respectively. 2. Represents certain performance fees related to business development companies, Redding Ridge Holdings, and MidCap. 3. CLOs are included within corporate credit. The 1Q'21 and LTM gross returns for CLOs were 1.6% and 18.7%, respectively. CLO returns are calculated based on gross return on assets and exclude performance related to Redding Ridge.

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Private Equity

Commentary

- Total AUM increased 11% quarter-over-quarter to $89 billion, primarily driven by market activity and inflows
- Realization activity primarily driven by sales of Watches of Switzerland, OneMain Financial, Verallia and distressed debt, and distributions from Tech Data and Cox Media; the netting hole[4] for Fund VIII was reduced to zero, resulting in Fund VIII distributing realized performance fees
- Deployment of $2.4 billion during the quarter and $12.3 billion during the twelve months ended March 31, 2021
- Drawdown deployment of $0.9 billion and committed to invest an additional $3.0 billion during the quarter; total committed but not yet deployed capital[1] at quarter end was $5.0 billion (excluding co-investments) of which $0.7 billion related to energy asset build-ups expected to be deployed over time
- Private equity fund appreciation during the quarter of 22.0%[2], driven by public and private portfolio company holdings
- Second vintage of Hybrid Value has closed on $3.2 billion of capital through April 30th, including $0.8 billion during Q1 '21
- Closed initial public offering for second firm-sponsored SPAC, Apollo Strategic Growth Capital II (NYSE: APGB), focused on growth investment opportunities, raising $690 million of capital



Natural Resources
($ in billions)
Hybrid Capital
$5.5
$12.5
$89bn AUM
$71.4
Private Equity

$2.6bn from Permanent Capital Vehicles

Financial Results Summary

($ in thousands)	1Q'20	1Q'21	% Change vs. 1Q'20	1Q'20 LTM	1Q'21 LTM	% Change vs. LTM'20
Management fees	$125,268	$122,268	(2)%	$517,966	$503,506	(3)%
Advisory and transaction fees, net	20,343	21,331	5%	75,531	125,685	66%
Total Fee Related Revenues	**145,611**	**143,599**	**(1%)**	**593,497**	**629,191**	**6%**
Salary, bonus and benefits	(42,480)	(58,749)	38%	(183,650)	(220,480)	20%
Non-compensation expenses	(22,101)	(21,129)	(4%)	(96,284)	(95,708)	(1%)
Total Fee Related Expenses	**(64,581)**	**(79,878)**	**24%**	**(279,934)**	**(316,188)**	**13%**
Other income, net	23	723	NM	4,133	625	NM
Fee Related Earnings	**$81,053**	**$64,444**	**(20)%**	**$317,696**	**$313,628**	**(1)%**
Realized performance fees	1,143	70,921	NM	369,839	99,465	(73)%
Realized profit sharing expense	(1,447)	(37,590)	NM	(158,860)	(55,808)	(65)%
Realized principal investment income, net	542	21,703	NM	46,236	29,902	(35)%
Net interest loss and other	(15,674)	(13,498)	(14)%	(41,345)	(53,020)	28%
Segment Distributable Earnings	**$65,617**	**$105,980**	**62%**	**$533,566**	**$334,167**	**(37)%**

22.0% / 66.5%

1Q'21 / LTM
Private Equity Fund Appreciation[2]

Public Investments[3]

	Shares Held (mm)
ADT Security Services (NYSE: ADT)	
Fund VIII	263.7
Rackspace (NASDAQ: RXT)	
Fund VIII	60.0
Sun Country Airlines (NASDAQ: SNCY)	
Fund VIII	40.9
Verallia (EPA: VRLA)	
Fund VIII	35.0
OneMain (NYSE: OMF)	
Fund VIII	22.1

1. Represents capital committed to investments as of March 31, 2021 by Apollo's private equity funds. These investments have not yet closed and may be subject to a variety of closing conditions or other contractual provisions, which could result in such capital not ultimately being invested. 2. Represents private equity fund appreciation/depreciation as defined in the non-GAAP financial information and definitions section of this presentation. 3. Excludes shares of Athene Holding. The table above includes the public portfolio companies of the funds in the private equity segment with a fair value greater than $250 million, excluding the value associated with any portion of such private equity funds' portfolio company investments held by co-investment vehicles. Approximately 21% of private equity investments' value was determined using broker or listed exchange prices. 4. A netting hole is a timing concept that refers to the amount of invested capital, allocable fund level fees and expenses required to be returned to investors in a fund from future investment realized gains before Apollo can receive additional amounts of realized performance fees.

APOLLO

14

Real Assets

Commentary

- Total AUM increased 5% quarter-over-quarter to $48 billion driven by inflows into the debt managed accounts, real estate equity funds and infrastructure equity funds
- Deployment of $3.4 billion during the quarter and $11.0 billion during the twelve months ended March 31, 2021
- Drawdown deployment of $0.6 billion during the quarter and $2.5 billion during the twelve months ended March 31, 2021
- Total AUM growth of 27% during the twelve months ended March 31, 2021 due to inflows into the debt managed accounts and the closing of the second infrastructure equity fund, the third U.S. focused real estate equity fund and the second Asia focused real estate equity fund
- Real assets gross return of 3.6% during the quarter ended March 31, 2021 primarily driven by appreciation in our principal finance and infrastructure equity funds
- FRE and DE increased year-over-year driven by higher management fees in the debt managed accounts, infrastructure and real estate equity funds


($ in billions)
Infrastructure
Principal Finance
$5.2
$6.8
$48bn AUM
$36.5
Real Estate

$34.5bn from Permanent Capital Vehicles

Financial Results Summary

($ in thousands)	1Q'20	1Q'21	% Change vs. 1Q'20	1Q'20 LTM	1Q'21 LTM	% Change vs. LTM'20
Management fees	$48,871	$58,370	19%	$192,096	$216,105	12%
Advisory and transaction fees, net	1,122	1,034	(8%)	8,496	9,201	8%
Total Fee Related Revenues	**49,993**	**59,404**	**19%**	**200,592**	**225,306**	**12%**
Salary, bonus and benefits	(24,533)	(29,243)	19%	(89,115)	(114,990)	29%
Non-compensation expenses	(10,986)	(10,890)	(1%)	(43,554)	(51,290)	18%
Total Fee Related Expenses	**(35,519)**	**(40,133)**	**13%**	**(132,669)**	**(166,280)**	**25%**
Other income, net of NCI	(21)	53	NM	218	319	46%
Fee Related Earnings	**$14,453**	**$19,324**	**34%**	**$68,141**	**$59,345**	**(13)%**
Realized performance fees	38,742	21,462	(45)%	42,079	45,515	8
Realized profit sharing expense	(38,742)	(12,212)	(68)%	(40,285)	(15,270)	(62)
Realized principal investment income, net	3,667	3,084	(16)%	6,519	5,152	(21)%
Net interest loss and other	(4,346)	(6,223)	43%	(13,698)	(24,995)	82%
Segment Distributable Earnings	**$13,774**	**$25,435**	**85%**	**$62,756**	**$69,747**	**11%**

3.6% / 12.0%
1Q'21 / LTM Combined Gross Return[1]

$3.4bn / $11.0bn
1Q'21 / LTM Deployment

$0.6bn / $2.5bn
1Q'21 / LTM Drawdown Deployment

1. Represents gross return for real estate equity funds and their co-investment capital, the European principal finance funds and infrastructure equity funds.

APOLLO
15

Balance Sheet Highlights

($ in thousands, except share data) As of March 31, 2021 As of  December 31, 2020 Assets: Cash and cash equivalents   $1,717,996    $1,555,517  Restricted cash and cash equivalents   707,714    17,708  U.S. Treasury securities, at fair value   817,128    816,985  Investments (includes performance allocations of $2,656,056 and $1,624,156 as of March 31, 2021 and December 31, 2020, respectively)   6,700,817    4,995,411  Assets of consolidated variable interest entities   15,777,032    14,499,586  Incentive fees receivable   3,854    5,231  Due from related parties   434,709    462,383  Deferred tax assets, net   380,992    539,244  Other assets   460,011    364,963  Lease assets   292,927    295,098  Goodwill   116,958    116,958  Total Assets   $27,410,138    $23,669,084  Liabilities and Stockholders’ Equity Liabilities: Accounts payable and accrued expenses   $130,691    $119,982  Accrued compensation and benefits   96,251    82,343  Deferred revenue   126,032    30,369  Due to related parties   519,957    608,469  Profit sharing payable   1,338,651    842,677  Debt   3,152,750    3,155,221  Liabilities of consolidated variable interest entities   12,352,264    11,905,531  Other liabilities   461,001    295,612  Lease liabilities   333,670    332,915  Total Liabilities   18,511,267    17,373,119  Redeemable non-controlling interests: Redeemable non-controlling interests   1,400,730    782,702  Stockholders’ Equity: Apollo Global Management, Inc. stockholders’ equity: Series A Preferred Stock, 11,000,000 shares issued and outstanding as of March 31, 2021 and December 31, 2020   264,398    264,398  Series B Preferred Stock, 12,000,000 shares issued and outstanding as of March 31, 2021 and December 31, 2020   289,815    289,815  Class A Common Stock, $0.00001 par value, 90,000,000,000 shares authorized, 232,222,572 and 228,873,449 shares issued and outstanding as of  March 31, 2021 and December 31, 2020, respectively   —    —  Class B Common Stock, $0.00001 par value, 999,999,999 shares authorized, 1 share issued and outstanding as of March 31, 2021 and December 31,  2020   —    —  Class C Common Stock, $0.00001 par value, 1 share authorized, 1 share issued and outstanding as of March 31, 2021 and December 31, 2020   —    —  Additional paid in capital   908,195    877,173  Retained earnings    477,343    —  Accumulated other comprehensive loss   (2,586)    (2,071)  Total Apollo Global Management, Inc. Stockholders’ Equity   1,937,165    1,429,315  Non-Controlling Interests in consolidated entities   3,114,805    2,275,728  Non-Controlling Interests in Apollo Operating Group   2,446,171    1,808,220  Total Stockholders’ Equity   7,498,141    5,513,263  Total Liabilities, Redeemable non-controlling interests and Stockholders’ Equity   $27,410,138    $23,669,084  GAAP Consolidated Statements of Financial Condition (Unaudited) 17

Segment Balance Sheet Highlights

Total net value increased to $4.1 billion primarily due to gains on our GP & Other Investments and an increase in net performance fees receivable

Summary Balance Sheet[1]

($ in millions)	4Q'20	1Q'21
Cash and cash equivalents	$1,555	$1,717
GP & Other Investments[3,4]	3,603	4,297
Debt	(3,155)	(3,153)
Net performance fees receivable[2]	802	1,346
Net clawback payable[9]	(138)	(73)
Total Net Value	**$2,667**	**$4,134**
Unfunded Future Commitments	$978	$1,023
Undrawn Revolving Credit Facility	$750	$750

Share Repurchase Activity - 1Q'16 through 1Q'21[5]

($ and share amounts in millions)	Inception to Date
Open Market Share Repurchases	9.0
Reduction of Shares Issued to Participants[6]	10.1
Total Shares Purchased	19.1
Total Capital Used for Share Purchases	**$586**
Share Repurchase Plan Authorization Remaining[7]	$335
Average Price Paid Per Share[8]	$30.66

Supplemental Details

A-/A

Rated by S&P and Fitch

$750 million

Undrawn Revolving Credit Facility (Expiring in 2025)

$1.7 billion

Cash and cash equivalents and U.S. Treasury securities

1. Amounts are presented on an unconsolidated basis. 2. Net performance fees receivable excludes profit sharing expected to be settled in the form of equity-based awards. 3. Represents Apollo's general partner investments in the funds it manages and other balance sheet investments. 4. Investment in Athene primarily comprises Apollo's direct investment of 54.6 million shares (subject to a discount due to a lack of marketability) of Athene Holding valued at $42.08 per share as of March 31, 2021. 5. Since 1Q'16, the Company in its discretion has elected to repurchase 1.8 million shares of Class A Common Stock for $57.0 million, to prevent dilution that would have resulted from the issuance of shares granted in connection with certain profit sharing arrangements. These repurchases are separate from the March 2020 repurchase plan described in footnote 7 below and accordingly are not reflected in the above share repurchase activity table. 6. Represents a reduction in shares of Class A Common Stock to be issued to participants to satisfy associated tax obligations in connection with the settlement of equity-based awards granted under the Company's equity incentive plan (the "Plan"), which the Company refers to as "net share settlement." 7. On March 12, 2020, the Company announced a share repurchase authorization that allows the Company to repurchase up to $500 million of its Class A Common Stock. This authorization increased the capacity to repurchase shares from $80 million of unused capacity under the previously approved share repurchase plan. The share repurchase plan may be used to repurchase outstanding shares of Class A Common Stock as well as to reduce shares of Class A Common Stock to be issued to employees to satisfy associated tax obligations in connection with the settlement of equity-based awards granted under the Plan. 8. Average price paid per share reflects total capital used for share repurchases to date divided by the number of shares purchased. 9. Net clawback payable includes general partner obligations to return previously distributed performance fees offset by clawbacks from Contributing Partners and certain employees and former employees for the potential return of profit sharing distributions.

APOLLO

18

Supplemental Details

Segment Performance Fees

($ in thousands)	As of March 31, 2021 Performance Fees Receivable on an Unconsolidated Basis	1Q'21 Unrealized Performance Fees	Realized Performance Fees	Total Performance Fees
Credit				
Corporate Credit	$136,782	$59,944	$10,516	$70,460
Structured Credit	222,715	58,962	7,885	66,847
Direct Origination	92,844	35,755	4,740	40,495
Advisory and Other	36,852	11,511	—	11,511
Total Credit	**$489,193**	**$166,172**	**$23,141**	**$189,313**
Total Credit, net of profit sharing payable/expense	**104,661**	**63,967**	**15,187**	**79,154**
Private Equity				
Fund IX	$543,131	$389,333	$—	$389,333
Fund VIII	1,251,489	449,175	54,494	503,669
Fund VII[1,2]	6	84,779	6	84,785
Fund VI[2]	17,518	(296)	9	(287)
Fund IV and V[1]	—	(218)	—	(218)
ANRP I, II and III[1,2]	41,317	61,307	2	61,309
Hybrid Value Fund	76,726	30,729	14,478	45,207
Other[1,3]	120,820	99,262	1,932	101,194
Total Private Equity	**$2,051,007**	**$1,114,071**	**$70,921**	**$1,184,992**
Total Private Equity, net of profit sharing payable/expense	**1,188,245**	**632,638**	**33,331**	**665,969**
Real Assets				
Principal Finance[1]	$67,382	($10,412)	$21,462	$11,050
Real Estate Equity Funds[1]	22,091	(239)	—	(239)
AIOF I and II	19,384	6,584	—	6,584
Other[1,3]	18,962	13,598	—	13,598
Total Real Assets	**$127,819**	**$9,531**	**$21,462**	**$30,993**
Total Real Assets, net of profit sharing payable/expense	**52,723**	**4,902**	**9,249**	**14,151**
Total	**$2,668,019**	**$1,289,774**	**$115,524**	**$1,405,298**
Total, net of profit sharing payable[4]/expense	**$1,345,629**	**$701,507**	**$57,767**	**$759,274**

1. As of March 31, 2021, certain certain private equity funds and certain real asset funds had $107.4 million and $41.6 million, respectively, in general partner obligations to return previously distributed performance fees. The fair value gain on investments and income at the fund level needed to reverse the general partner obligations for certain private equity funds and certain real asset funds was $1.3 billion and $59.2 million, respectively, as of March 31, 2021.
2. As of March 31, 2021, the remaining investments and escrow cash of Fund VII were valued at 61% of the fund's unreturned capital, which was below the required escrow ratio of 115%. As a result, Fund VII is required to place in escrow current and future performance fee distributions to the general partner until the specified return ratio of 115% is met (at the time of a future distribution) or upon liquidation. As of March 31, 2021, Fund VII had $128.5 million of gross performance fees, or $73.2 million net of profit sharing, in escrow. With respect to Fund VII, realized performance fees currently distributed to the general partner are limited to potential tax distributions and interest on escrow balances per the funds' partnership agreements. Performance fees receivable as of March 31, 2021 and realized performance fees for 1Q'21 include interest earned on escrow balances that is not subject to contingent repayment.
3. Other includes certain SIAs.
4. There was a corresponding profit sharing payable of $1.3 billion as of March 31, 2021, including profit sharing payable related to amounts in escrow and contingent consideration obligations of $113.2 million.

APOLLO

20

Segment Results

Credit ($ in thousands)	1Q'20	2Q'20	3Q'20	4Q'20	1Q'21	1Q'20 LTM	1Q'21 LTM
Management fees	$208,229	$224,721	$246,159	$255,743	$268,031	$804,753	$994,654
Advisory and transaction fees, net	15,267	13,756	51,376	37,135	33,130	56,535	135,397
Performance fees[1]	2,404	3,440	2,204	1,788	8,771	22,853	16,203
Total Fee Related Revenues	**225,900**	**241,917**	**299,739**	**294,666**	**309,932**	**884,141**	**1,146,254**
Salary, bonus and benefits	(57,008)	(52,806)	(61,975)	(74,707)	(69,379)	(208,847)	(258,867)
General, administrative and other	(35,373)	(37,251)	(40,367)	(43,121)	(36,629)	(139,541)	(157,368)
Placement fees	(306)	(358)	(425)	(430)	(477)	(883)	(1,690)
Total Fee Related Expenses	**(92,687)**	**(90,415)**	**(102,767)**	**(118,258)**	**(106,485)**	**(349,271)**	**(417,925)**
Other income (loss), net of Non-Controlling Interest	(663)	(724)	(780)	(112)	(559)	(205)	(2,175)
Credit Fee Related Earnings	**$132,550**	**$150,778**	**$196,192**	**$176,296**	**$202,888**	**$534,665**	**$726,154**
Realized performance fees	25,861	4,359	7,614	150,607	14,371	192,145	176,951
Realized profit sharing expense	(25,557)	(4,359)	(7,614)	(91,312)	(7,954)	(115,714)	(111,239)
Net Realized Performance Fees	**304**	**—**	**—**	**59,295**	**6,417**	**76,431**	**65,712**
Realized principal investment income, net	1,374	1,810	928	4,263	1,847	7,089	8,848
Net interest loss and other	(17,114)	(11,857)	(14,010)	(13,219)	(13,785)	(34,725)	(52,871)
Credit Segment Distributable Earnings	**$117,114**	**$140,731**	**$183,110**	**$226,635**	**$197,367**	**$583,460**	**$747,843**

Private Equity ($ in thousands)	1Q'20	2Q'20	3Q'20	4Q'20	1Q'21	1Q'20 LTM	1Q'21 LTM
Management fees	$125,268	$127,592	$128,446	$125,200	$122,268	$517,966	$503,506
Advisory and transaction fees, net	20,343	44,802	20,108	39,444	21,331	75,531	125,685
Total Fee Related Revenues	**145,611**	**172,394**	**148,554**	**164,644**	**143,599**	**593,497**	**629,191**
Salary, bonus and benefits	(42,480)	(53,202)	(53,451)	(55,078)	(58,749)	(183,650)	(220,480)
General, administrative and other	(21,994)	(21,770)	(25,099)	(27,522)	(21,129)	(95,230)	(95,520)
Placement fees	(107)	—	(188)	—	—	(1,054)	(188)
Total Fee Related Expenses	**(64,581)**	**(74,972)**	**(78,738)**	**(82,600)**	**(79,878)**	**(279,934)**	**(316,188)**
Other income (loss), net	23	2	23	(123)	723	4,133	625
Private Equity Fee Related Earnings	**$81,053**	**$97,424**	**$69,839**	**$81,921**	**$64,444**	**$317,696**	**$313,628**
Realized performance fees	1,143	3,549	2,025	22,970	70,921	369,839	99,465
Realized profit sharing expense	(1,447)	(3,549)	(2,025)	(12,644)	(37,590)	(158,860)	(55,808)
Net Realized Performance Fees	**(304)**	**—**	**—**	**10,326**	**33,331**	**210,979**	**43,657**
Realized principal investment income, net	542	3,404	1,598	3,197	21,703	46,236	29,902
Net interest loss and other	(15,674)	(11,686)	(14,580)	(13,256)	(13,498)	(41,345)	(53,020)
Private Equity Segment Distributable Earnings	**$65,617**	**$89,142**	**$56,857**	**$82,188**	**$105,980**	**$533,566**	**$334,167**

Real Assets ($ in thousands)	1Q'20	2Q'20	3Q'20	4Q'20	1Q'21	1Q'20 LTM	1Q'21 LTM
Management fees	$48,871	$49,509	$51,847	$56,379	$58,370	$192,096	$216,105
Advisory and transaction fees, net	1,122	3,191	878	4,098	1,034	8,496	9,201
Total Fee Related Revenues	**49,993**	**52,700**	**52,725**	**60,477**	**59,404**	**200,592**	**225,306**
Salary, bonus and benefits	(24,533)	(28,991)	(29,513)	(27,243)	(29,243)	(89,115)	(114,990)
General, administrative and other	(10,986)	(12,782)	(11,869)	(15,749)	(10,890)	(43,553)	(51,290)
Placement fees	—	—	—	—	—	(1)	—
Total Fee Related Expenses	**(35,519)**	**(41,773)**	**(41,382)**	**(42,992)**	**(40,133)**	**(132,669)**	**(166,280)**
Other income (loss), net of Non-Controlling Interest	(21)	116	59	91	53	218	319
Real Assets Fee Related Earnings	**$14,453**	**$11,043**	**$11,402**	**$17,576**	**$19,324**	**$68,141**	**$59,345**
Realized performance fees	38,742	2,929	7,806	13,318	21,462	42,079	45,515
Realized profit sharing expense	(38,742)	(2,929)	(7,806)	7,677	(12,212)	(40,285)	(15,270)
Net Realized Performance Fees	**—**	**—**	**—**	**20,995**	**9,250**	**1,794**	**30,245**
Realized principal investment income, net	3,667	5	356	1,707	3,084	6,519	5,152
Net interest loss and other	(4,346)	(5,507)	(6,216)	(7,049)	(6,223)	(13,698)	(24,995)
Real Assets Segment Distributable Earnings	**$13,774**	**$5,541**	**$5,542**	**$33,229**	**$25,435**	**$62,756**	**$69,747**

1. Represents certain performance fees related to business development companies, Redding Ridge Holdings, and MidCap.

APOLLO

21

Stockholder Dividend

Generated $0.66 of Distributable Earnings per Share during the quarter

Apollo declared a quarterly dividend of $0.50 per share of Class A Common Stock to holders of record as of May 20, 2021, which is payable on May 28, 2021

($ in thousands, except per share data)	1Q'20	4Q'20	1Q'21	1Q'20 LTM	1Q'21 LTM
Segment Distributable Earnings	**$196,505**	**$342,052**	**$328,782**	**$1,179,782**	**$1,151,757**
Taxes and Related Payables	(22,193)	(15,499)	(25,786)	(69,857)	(93,582)
Preferred Dividends	(9,164)	(9,164)	(9,164)	(36,656)	(36,656)
Distributable Earnings	**$165,148**	**$317,389**	**$293,832**	**$1,073,269**	**$1,021,519**
Add Back: Taxes & Related Payables Attributable to Common & Equivalents	19,244	11,862	20,319	56,583	64,635
DE Before Certain Payables[1]	184,392	329,251	314,151	1,129,852	1,086,154
Percent to Common & Equivalents	54 %	54 %	54 %	54 %	54 %
DE Before Other Payables Attributable to Common & Equivalents	99,572	177,796	169,642	616,853	586,524
Less: Taxes & Related Payables Attributable to Common & Equivalents	(19,244)	(11,862)	(20,319)	(56,583)	(64,635)
DE Attributable to Common & Equivalents[2]	**$80,328**	**$165,934**	**$149,323**	**$560,270**	**$521,889**
Per Share[3]	**$0.37**	**$0.72**	**$0.66**	**$2.57**	**$2.31**
(Retained) Contributed Capital per Share[3]	0.05	(0.12)	(0.16)	(0.26)	(0.21)
Net Dividend per Share[3]	**$0.42**	**$0.60**	**$0.50**	**$2.31**	**$2.10**
Payout Ratio	114 %	83 %	76 %	90 %	91 %

1. DE Before Certain Payables represents Segment Distributable Earnings before the deduction for estimated current corporate taxes and the amounts payable under Apollo's tax receivable agreement.
2. "Common & Equivalents" consists of total shares of Class A Common Stock outstanding and RSUs that participate in dividends.
3. Per share calculations are based on end of period Distributable Earnings Shares Outstanding. LTM Per share amounts represent the sum of the last four quarters. See page 27 for the share reconciliation.

APOLLO

22

Investment Records as of March 31, 2021

($ in millions)	Vintage Year	Total AUM	Committed Capital	Total Invested Capital	Realized Value	Remaining Cost	Unrealized Value	Total Value	Gross IRR	Net IRR
Private Equity:										
Fund IX	2018	$27,034	$24,729	$6,017	$1,570	$5,256	$8,547	$10,117	49 %	26 %
Fund VIII	2013	21,144	18,377	16,063	11,691	9,583	17,133	28,824	18	13
Fund VII	2008	2,881	14,677	16,461	32,583	1,419	912	33,495	33	25
Fund VI	2006	646	10,136	12,457	21,134	405	3	21,137	12	9
Fund V	2001	260	3,742	5,192	12,721	120	2	12,723	61	44
Funds I, II, III, IV & MIA[2]	Various	12	7,320	8,753	17,400	—	—	17,400	39	26
Traditional Private Equity Funds[3]		**$51,977**	**$78,981**	**$64,943**	**$97,099**	**$16,783**	**$26,597**	**$123,696**	**39 %**	**24 %**
ANRP III	2020	1,442	1,400	145	37	145	211	248	NM[1]	NM[1]
ANRP II	2016	2,877	3,454	2,704	1,558	1,884	2,121	3,679	17	9
ANRP I	2012	331	1,323	1,149	1,044	586	124	1,168	1	(4)
AION	2013	549	826	699	326	413	454	780	5	(1)
Hybrid Value Fund	2019	3,693	3,238	2,821	721	2,328	2,816	3,537	31	25
Total Private Equity		**$60,869**	**$89,222**	**$72,461**	**$100,785**	**$22,139**	**$32,323**	**$133,108**		
Credit:										
FCI III	2017	$2,420	$1,906	$2,734	$1,643	$1,878	$1,921	$3,564	20 %	15 %
FCI II	2013	2,263	1,555	3,082	2,162	1,744	1,597	3,759	7	5
FCI I	2012	—	559	1,516	1,975	—	—	1,975	12	8
SCRF IV[6]	2017	2,406	2,502	4,942	3,279	1,899	2,071	5,350	7	6
SCRF III	2015	—	1,238	2,110	2,428	—	—	2,428	18	14
SCRF II	2012	—	104	467	528	—	—	528	15	12
SCRF I	2008	—	118	240	357	—	—	357	33	26
Accord IV	2020	2,366	2,337	266	(128)	129	157	29	NM[1]	NM[1]
Accord IIIB[11]	2020	1,230	1,758	660	537	102	99	636	23	19
Accord III	2019	611	886	2,352	2,282	96	173	2,455	NM[1]	NM[1]
Accord II[11]	2018	—	781	801	821	—	—	821	16	12
Accord I[11]	2017	—	308	111	113	—	—	113	10	5
Total Credit		**$11,296**	**$14,052**	**$19,281**	**$15,997**	**$5,848**	**$6,018**	**$22,015**		
Real Assets:										
European Principal Finance Funds										
EPF III[4]	2017	$4,965	$4,578	$3,646	$1,796	$2,260	$3,000	$4,796	19 %	10 %
EPF II[4]	2012	1,123	3,486	3,608	4,526	576	345	4,871	13	8
EPF I[4]	2007	244	1,519	1,996	3,359	—	2	3,361	23	17
U.S. RE Fund III[5,12]	N/A	683	687	158	3	155	166	169	NM[1]	NM[1]
U.S. RE Fund II[5]	2016	1,123	1,243	984	543	731	805	1,348	14	11
U.S. RE Fund I[5]	2012	197	657	641	816	145	112	928	12	9
Asia RE Fund II[5,12]	N/A	635	643	290	1	289	285	286	NM[1]	NM[1]
Asia RE Fund I[5]	2017	721	624	448	211	291	428	639	18	14
AIOF II[12]	N/A	1,104	1,080	214	—	214	250	250	NM[1]	NM[1]
AIOF I	2018	919	897	801	692	358	464	1,156	25	19
Total Real Assets		**$11,714**	**$15,414**	**$12,786**	**$11,947**	**$5,019**	**$5,857**	**$17,804**		

Note: The funds included in the investment record table above have greater than $500 million of AUM and/or form part of a flagship series of funds.

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Investment Records as of March 31, 2021 - Continued

Permanent Capital Vehicles

($ in millions)	IPO Year[8]	Total AUM	Total Returns[7] 1Q'21	1Q'20	FY'20
Credit:					
MidCap[9]	N/A	$8,913	10%	(4)%	6 %
AIF	2013	350	4	(23)	4
AFT	2011	390	5	(22)	3
AINV/Other[10]	2004	4,446	32	(59)	(27)
Real Assets:					
ARI	2009	7,218	28%	(57%)	(29%)
Total		**$21,317**			

Note: The above table summarizes the investment record for our Permanent Capital Vehicles as defined in the non-GAAP financial information & definitions section of this presentation.

1. Data has not been presented as the fund's effective date is less than 24 months prior to the period indicated and such information was deemed not meaningful.
2. The general partners and managers of Funds I, II and MIA, as well as the general partner of Fund III, were excluded assets in connection with the 2007 Reorganization. As a result, Apollo did not receive the economics associated with these entities. The investment performance of these funds, combined with Fund IV, is presented to illustrate fund performance associated with Apollo's Managing Partners and other investment professionals.
3. Total IRR is calculated based on total cash flows for all funds presented.
4. Includes funds denominated in Euros with historical figures translated into U.S. dollars at an exchange rate of €1.00 to $1.17 as of March 31, 2021.
5. U.S. RE Fund I, U.S. RE Fund II, U.S. RE Fund III, Asia RE Fund I, and Asia RE Fund II had $160 million, $771 million, $160 million, $281 million and $264 million of co-investment commitments as of March 31, 2021, respectively, which are included in the figures in the table. A co-invest entity within U.S. RE Fund I is denominated in GBP and translated into U.S. dollars at an exchange rate of £1.00 to $1.38 as of March 31, 2021.
6. Remaining cost for certain of our credit funds may include physical cash called, invested or reserved for certain levered investments.
7. Total returns are based on the change in closing trading prices during the respective periods presented taking into account dividends and distributions, if any, as if they were reinvested without regard to commission.
8. An initial public offering ("IPO") year represents the year in which the vehicle commenced trading on a national securities exchange.
9. MidCap is not a publicly traded vehicle and therefore IPO year is not applicable. The returns presented are a gross return based on NAV. The net returns based on NAV were 8%, (4)% and 1% for 1Q'21, 1Q'20, and FY'20, respectively. Gross and net return are defined in the non-GAAP financial information and definitions section of this presentation.
10. All amounts are as of December 31, 2020 except for total returns. Refer to www.apolloic.com for the most recent financial information on AINV. The information contained on AINV's website is not part of this presentation. Included within Total AUM of AINV/Other is $1.6 billion of AUM related to a non-traded business development company from which Apollo earns investment-related service fees, but for which Apollo does not provide management or advisory services. Total returns exclude performance related to this AUM.
11. Gross and Net IRR have been presented for these funds as they have a defined maturity date of less than 24 months and have substantially liquidated. Gross and net IRR for Accord IIIB is not annualized.
12. Vintage Year is not yet applicable as these funds have not had their final closings.

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Reconciliations and Disclosures

Reconciliation of GAAP to Non-GAAP Financial Measures

($ in thousands)	1Q'20	2Q'20	3Q'20	4Q'20	1Q'21	1Q'20 LTM	1Q'21 LTM
GAAP Net Income (Loss) Attributable to Apollo Global Management, Inc. Class A Common Stockholders	($1,005,382)	$437,164	$263,236	$424,940	$669,726	($338,738)	$1,795,066
Preferred dividends	9,164	9,165	9,163	9,164	9,164	36,656	36,656
Net income (loss) attributable to Non-Controlling Interests in consolidated entities	(164,409)	41,068	100,021	141,698	70,578	(142,567)	353,365
Net income (loss) attributable to Non-Controlling Interests in the Apollo Operating Group	(1,123,216)	511,688	303,679	499,659	769,035	(617,918)	2,084,061
GAAP Net Income (Loss)	($2,283,843)	$999,085	$676,099	$1,075,461	$1,518,503	($1,062,567)	$4,269,148
Income tax provision (benefit)	(295,853)	140,323	89,357	153,139	203,246	(444,501)	586,065
GAAP Income (Loss) Before Income Tax Provision (Benefit)	($2,579,696)	$1,139,408	$765,456	$1,228,600	$1,721,749	($1,507,068)	$4,855,213
Transaction related charges[1]	(21,399)	32,110	10,835	17,640	20,094	22,351	80,679
Charges associated with corporate conversion	1,064	—	2,829	—	—	23,051	2,829
(Gains) losses from changes in tax receivable agreement liability	—	—	—	(12,426)	(1,941)	50,307	(14,367)
Net (income) loss attributable to Non-Controlling Interests in consolidated entities	164,409	(41,068)	(100,021)	(141,698)	(70,578)	142,567	(353,365)
Unrealized performance fees	1,800,181	(907,656)	(440,310)	(487,011)	(1,290,499)	1,549,982	(3,125,476)
Unrealized profit sharing expense	(681,183)	340,687	168,368	205,478	588,992	(549,353)	1,303,525
Equity-based profit sharing expense and other[2]	34,488	38,463	27,681	28,452	34,872	109,734	129,468
Equity-based compensation	14,070	17,747	17,962	18,073	16,158	66,609	69,940
Unrealized principal investment (income) loss	201,570	(107,110)	(49,406)	(107,539)	(363,773)	125,322	(627,828)
Unrealized net (gains) losses from investment activities and other	1,263,001	(277,167)	(157,885)	(407,517)	(326,292)	1,146,280	(1,168,861)
Segment Distributable Earnings	$196,505	$235,414	$245,509	$342,052	$328,782	$1,179,782	$1,151,757
Taxes and related payables	(22,193)	(21,040)	(31,257)	(15,499)	(25,786)	(69,857)	(93,582)
Preferred dividends	(9,164)	(9,165)	(9,163)	(9,164)	(9,164)	(36,656)	(36,656)
Distributable Earnings	$165,148	$205,209	$205,089	$317,389	$293,832	$1,073,269	$1,021,519
Preferred dividends	9,164	9,165	9,163	9,164	9,164	36,656	36,656
Taxes and related payables	22,193	21,040	31,257	15,499	25,786	69,857	93,582
Realized performance fees	(65,746)	(10,837)	(17,445)	(186,895)	(106,754)	(604,063)	(321,931)
Realized profit sharing expense	65,746	10,837	17,445	96,279	57,756	314,859	182,317
Realized principal investment income, net	(5,583)	(5,219)	(2,882)	(9,167)	(26,634)	(59,844)	(43,902)
Net interest loss and other	37,134	29,050	34,806	33,524	33,506	89,768	130,886
Fee Related Earnings	$228,056	$259,245	$277,433	$275,793	$286,656	$920,502	$1,099,127

1. Transaction-related charges include contingent consideration, equity-based compensation charges and the amortization of intangible assets and certain other charges associated with acquisitions, and restructuring charges.
2. Equity-based profit sharing expense and other includes certain profit sharing arrangements in which a portion of performance fees distributed to the general partner are allocated by issuance of equity-based awards, rather than cash, to employees of Apollo. Equity-based profit sharing expense and other also includes non-cash expenses related to equity awards in unconsolidated related parties granted to employees of Apollo.

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Reconciliation of GAAP to Non-GAAP Financial Measures - Continued

Share Reconciliation	1Q'20	2Q'20	3Q'20	4Q'20	1Q'21
Total GAAP Class A Common Stock Outstanding	228,834,099	229,189,715	228,747,302	228,873,449	232,222,572
Non-GAAP Adjustments:					
Participating Apollo Operating Group Units	204,028,327	204,028,327	204,028,327	204,028,327	202,098,812
Vested RSUs	244,240	195,499	158,007	1,833,332	153,379
Unvested RSUs Eligible for Dividend Equivalents	8,114,841	8,128,861	8,086,467	6,275,957	8,300,659
Distributable Earnings Shares Outstanding	**441,221,507**	**441,542,402**	**441,020,103**	**441,011,065**	**442,775,422**

Reconciliation of GAAP Net Income Per Share of Class A Common Stock to Non-GAAP Financial Per Share Measures

($ in thousands, except share data)	1Q'20	2Q'20	3Q'20	4Q'20	1Q'21
Net Income (Loss) Attributable to Apollo Global Management, Inc. Class A Common Stockholders	**($1,005,382)**	**$437,164**	**$263,236**	**$424,940**	**$669,726**
Dividends declared on Class A Common Stock	(205,602)	(96,181)	(112,075)	(116,718)	(139,180)
Dividend on participating securities	(7,247)	(3,608)	(4,008)	(4,093)	(5,102)
Earnings allocable to participating securities	—	(13,947)	(5,853)	(11,595)	(19,193)
Undistributed income (loss) attributable to Class A Common Stockholders: Basic	($1,218,231)	$323,428	$141,300	$292,534	$506,251
GAAP weighted average number of Class A Common Stock outstanding: Basic	226,757,519	227,653,988	227,771,678	227,931,929	230,003,502
GAAP Net Income (Loss) per share of Class A Common Stock under the Two-Class Method: Basic	**($4.47)**	**$1.84**	**$1.11**	**$1.80**	**$2.81**
Distributed Income	$0.89	$0.42	$0.49	$0.51	$0.60
Undistributed Income (Loss)	($5.36)	$1.42	$0.62	$1.29	$2.21
Net Income (Loss) Attributable to Apollo Global Management, Inc. Class A Common Stockholders	**($1,005,382)**	**$437,164**	**$263,236**	**$424,940**	**$669,726**
Net Income (Loss) Attributable to Apollo Global Management, Inc. Class A Common Stockholders to Income (Loss) Before Income Tax (Provision) Benefit Differences[1]	(1,574,314)	702,244	502,220	803,660	1,052,023
Income (Loss) Before Income Tax (Provision) Benefit	**($2,579,696)**	**$1,139,408**	**$765,456**	**$1,228,600**	**$1,721,749**
Income (Loss) Before Income Tax (Provision) Benefit to Segment Distributable Earnings Differences[1]	2,776,201	(903,994)	(519,947)	(886,548)	(1,392,967)
Segment Distributable Earnings	**$196,505**	**$235,414**	**$245,509**	**$342,052**	**$328,782**
Taxes and related payables	(22,193)	(21,040)	(31,257)	(15,499)	(25,786)
Preferred dividends	(9,164)	(9,165)	(9,163)	(9,164)	(9,164)
Distributable Earnings	**$165,148**	**$205,209**	**$205,089**	**$317,389**	**$293,832**
Distributable Earnings Shares Outstanding	441,221,507	441,542,402	441,020,103	441,011,065	442,775,422
Distributable Earnings per Share	$0.37	$0.46	$0.47	$0.72	$0.66
Distributable Earnings to Fee Related Earnings Differences[1]	62,908	54,036	72,344	(41,596)	(7,176)
Fee Related Earnings	**$228,056**	**$259,245**	**$277,433**	**$275,793**	**$286,656**
Distributable Earnings Shares Outstanding	441,221,507	441,542,402	441,020,103	441,011,065	442,775,422
Fee Related Earnings per Share	$0.52	$0.59	$0.63	$0.63	$0.65

1. See page 26 for reconciliation of Net Income (Loss) Attributable to Apollo Global Management, Inc. Class A Common Stockholders, Income (Loss) Before Income Tax (Provision) Benefit, Distributable Earnings and Fee Related Earnings.

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Reconciliation of GAAP to Non-GAAP Financial Measures

($ in thousands)	1Q'20	2Q'20	3Q'20	4Q'20	1Q'21	1Q'20 LTM	1Q'21 LTM
Total Consolidated Revenues (GAAP)	**($1,469,086)**	**$1,508,335**	**$1,018,274**	**$1,296,496**	**$2,294,700**	**$784,986**	**$6,117,805**
Equity awards granted by unconsolidated related parties, reimbursable expenses and other	(35,841)	(24,847)	(27,479)	(30,073)	(33,555)	(109,384)	(115,954)
Adjustments related to consolidated funds and VIEs	(1,451)	16,165	22,084	41,498	42,424	9,771	122,171
Performance fees[1]	1,734,435	(918,493)	(457,754)	(673,907)	(1,397,252)	945,919	(3,447,406)
Principal investment (income) loss	193,447	(114,149)	(54,107)	(114,227)	(393,382)	46,938	(675,865)
Total Fee Related Revenues	**$421,504**	**$467,011**	**$501,018**	**$519,787**	**$512,935**	**$1,678,230**	**$2,000,751**
Realized performance fees	65,746	10,837	17,445	186,895	106,754	604,063	321,931
Realized principal investment income, net and other	4,741	4,376	1,198	9,167	26,634	56,475	41,375
Total Segment Revenues	**$491,991**	**$482,224**	**$519,661**	**$715,849**	**$646,323**	**$2,338,768**	**$2,364,057**
Total Consolidated Expenses (GAAP)	**($328,434)**	**$702,777**	**$531,055**	**$672,566**	**$1,021,744**	**$984,829**	**$2,928,142**
Equity awards granted by unconsolidated related parties, reimbursable expenses and other	(32,211)	(21,662)	(26,339)	(30,457)	(39,602)	(106,661)	(118,060)
Reclassification of interest expense	(31,242)	(32,291)	(34,889)	(34,817)	(34,799)	(110,503)	(136,796)
Transaction-related charges	21,399	(32,110)	(10,835)	(17,640)	(20,094)	(22,351)	(80,679)
Charges associated with corporate conversion	(1,064)	—	(2,829)	—	—	(23,051)	(2,829)
Equity-based compensation	(14,070)	(17,747)	(17,962)	(18,073)	(16,158)	(66,609)	(69,940)
Total profit sharing expense[2]	580,949	(389,987)	(213,494)	(330,209)	(681,620)	124,760	(1,615,310)
Dividend compensation program expense	(2,540)	(1,820)	(1,820)	2,480	(2,975)	(18,540)	(4,135)
Total Fee Related Expenses	**$192,787**	**$207,160**	**$222,887**	**$243,850**	**$226,496**	**$761,874**	**$900,393**
Realized profit sharing expense	65,746	10,837	17,445	96,279	57,756	314,859	182,317
Total Segment Expenses	**$258,533**	**$217,997**	**$240,332**	**$340,129**	**$284,252**	**$1,076,733**	**$1,082,710**
Total Consolidated Other Income (Loss) (GAAP)	**($1,439,044)**	**$333,850**	**$278,237**	**$604,670**	**$448,793**	**($1,307,225)**	**$1,665,550**
Adjustments related to consolidated funds and VIEs	166,465	(56,197)	(121,425)	(182,711)	(107,402)	136,992	(467,735)
(Gain) loss change in tax receivable agreement liability	—	—	—	(12,426)	(1,941)	50,307	(14,367)
Net (gains) losses from investment activities	1,264,244	(270,112)	(144,839)	(396,320)	(355,149)	1,144,952	(1,166,420)
Interest income and other, net of Non-Controlling Interest	7,674	(8,147)	(12,671)	(13,357)	15,916	(20,880)	(18,259)
Other Income (Loss), net of Non-Controlling Interest	**(661)**	**(606)**	**(698)**	**(144)**	**217**	**4,146**	**(1,231)**
Net interest loss and other	(36,292)	(28,207)	(33,122)	(33,524)	(33,506)	(86,399)	(128,359)
Total Segment Other Loss	**($36,953)**	**($28,813)**	**($33,820)**	**($33,668)**	**($33,289)**	**($82,253)**	**($129,590)**

1. Excludes certain performance fees related to business development companies, Redding Ridge Holdings and MidCap.
2. Includes unrealized profit sharing expense, realized profit sharing expense, and equity-based profit sharing expense and other.

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Total Segment Revenues, Expenses and Other Income (Loss)

The following table sets forth Apollo's total segment revenues for the combined segments

($ in thousands)	1Q'20	2Q'20	3Q'20	4Q'20	1Q'21	1Q'20 LTM	1Q'21 LTM
Management fees	$382,368	$401,822	$426,452	$437,322	$448,669	$1,514,815	$1,714,265
Advisory and transaction fees, net	36,732	61,749	72,362	80,677	55,495	140,562	270,283
Performance fees[1]	2,404	3,440	2,204	1,788	8,771	22,853	16,203
Total Fee Related Revenues	**421,504**	**467,011**	**501,018**	**519,787**	**512,935**	**1,678,230**	**2,000,751**
Realized performance fees	65,746	10,837	17,445	186,895	106,754	604,063	321,931
Realized principal investment income. net and other	4,741	4,376	1,198	9,167	26,634	56,475	41,375
Total Segment Revenues	**$491,991**	**$482,224**	**$519,661**	**$715,849**	**$646,323**	**$2,338,768**	**$2,364,057**

The following table sets forth Apollo's total segment expenses for the combined segments

($ in thousands)	1Q'20	2Q'20	3Q'20	4Q'20	1Q'21	1Q'20 LTM	1Q'21 LTM
Salary, bonus and benefits	$124,021	$134,999	$144,939	$157,028	$157,371	$481,612	$594,337
General, administrative and other	68,353	71,803	77,335	86,392	68,648	278,324	304,178
Placement fees	413	358	613	430	477	1,938	1,878
Total Fee Related Expenses	**192,787**	**207,160**	**222,887**	**243,850**	**226,496**	**761,874**	**900,393**
Realized profit sharing expense	65,746	10,837	17,445	96,279	57,756	314,859	182,317
Total Segment Expenses	**$258,533**	**$217,997**	**$240,332**	**$340,129**	**$284,252**	**$1,076,733**	**$1,082,710**

The following table sets forth Apollo's total segment other income (loss) for the combined segments

($ in thousands)	1Q'20	2Q'20	3Q'20	4Q'20	1Q'21	1Q'20 LTM	1Q'21 LTM
Other income, net	$133	$81	$126	$482	$870	$7,487	$1,559
Non-Controlling Interest	(794)	(687)	(824)	(626)	(653)	(3,341)	(2,790)
Other Income (Loss), net of Non-Controlling Interest	**(661)**	**(606)**	**(698)**	**(144)**	**217**	**4,146**	**(1,231)**
Net interest loss and other	(36,292)	(28,207)	(33,122)	(33,524)	(33,506)	(86,399)	(128,359)
Total Segment Other Loss	**($36,953)**	**($28,813)**	**($33,820)**	**($33,668)**	**($33,289)**	**($82,253)**	**($129,590)**

1. Represents certain performance fees related to business development companies, Redding Ridge Holdings, and MidCap.

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29

Non-GAAP Financial Information & Definitions Apollo  discloses  the  following  financial  measures  that  are  calculated  and  presented  on  the  basis  of  methodologies  other  than  in  accordance  with  generally  accepted  accounting principles in the United States of America (“Non-GAAP”): • “Segment Distributable Earnings”, or “Segment DE”,  is  the key performance measure used by management  in evaluating the performance of Apollo’s credit, private  equity and real assets segments. Management uses Segment DE to make key operating decisions such as the following: ▪ Decisions related to the allocation of resources such as staffing decisions including hiring and locations for deployment of the new hires; ▪ Decisions related to capital deployment such as providing capital to facilitate growth for the business and/or to facilitate expansion into new businesses; ▪ Decisions  related  to  expenses,  such  as  determining  annual  discretionary  bonuses  and  equity-based  compensation  awards  to  its  employees.  With  respect  to  compensation, management seeks to align the interests of certain professionals and selected other individuals with those of the investors in the funds and those of  Apollo’s stockholders by providing such individuals a profit sharing interest in the performance fees earned in relation to the funds. To achieve that objective, a certain  amount of compensation is based on Apollo’s performance and growth for the year; and ▪ Decisions related to the amount of earnings available for dividends to Class A Common Stockholders, holders of RSUs that participate  in dividends and holders of  AOG Units. Segment DE  is  the  sum of  (i)  total management  fees  and  advisory  and  transaction  fees,  (ii)  other  income  (loss),  (iii)  realized performance  fees,  excluding  realizations  received in the form of shares and (iv) realized investment income, net which includes dividends from our permanent capital vehicles, net of amounts to be distributed to  certain employees as part of a dividend compensation program, less (x) compensation expense, excluding the expense related to equity-based awards, (y) realized profit  sharing expense, and (z) non-compensation expenses. Segment DE represents the amount of Apollo’s net realized earnings, excluding the effects of the consolidation of  any of  the  related  funds  and  SPACs,  Taxes  and Related Payables,  transaction-related  charges  and  any  acquisitions.  Transaction-related  charges  includes  equity-based  compensation charges, the amortization of intangible assets, contingent consideration, and certain other charges associated with acquisitions, and restructuring charges.  In  addition,  Segment DE  excludes non-cash  revenue  and expense  related  to  equity  awards granted by unconsolidated  related parties  to  employees of  the Company,  compensation and administrative related expense reimbursements, as well as  the assets,  liabilities and operating results of  the  funds and VIEs  that are  included  in  the  consolidated financial statements. • “Distributable Earnings” or  “DE”  represents Segment DE  less estimated current  corporate,  local  and non-U.S.  taxes as well  as  the  current payable under Apollo’s  tax  receivable agreement. DE  is net of preferred dividends,  if  any,  to  the Series A and Series B Preferred Stockholders. DE excludes  the  impacts of  the  remeasurement of  deferred tax assets  and liabilities which arises from changes in estimated future tax rates. The economic assumptions and methodologies that impact the implied income  tax provision are similar to those methodologies and certain assumptions used in calculating the income tax provision for Apollo’s consolidated statements of operations  under U.S. GAAP. Specifically, certain deductions considered in the income tax provision under U.S. GAAP such as the deduction for transaction related charges and equity- based  compensation are  taken  into  account  for purposes of  the  implied  tax provision. Management believes  that  excluding  the  remeasurement of  the  tax  receivable  agreement and deferred taxes from Segment DE and DE, respectively, is meaningful as it increases comparability between periods. Remeasurement of the tax receivable  agreement and deferred taxes are estimates that may change due to changes in interpretations of tax law. • “Fee Related Earnings”, or “FRE”, is derived from our segment reported results and refers to a component of DE that is used as a supplemental performance measure to  assess whether revenues that we believe are generally more stable and predictable in nature, primarily consisting of management fees, are sufficient to cover associated  operating expenses and generate profits. FRE is the sum across all segments of (i) management fees,  (ii) advisory and transaction fees,  (iii) performance fees related to  business  development  companies,  Redding  Ridge  Holdings,  and  MidCap  and  (iv)  other  income,  net,  less  (x)  salary,  bonus  and  benefits,  excluding  equity-based  compensation (y) other associated operating expenses and (z) non-controlling interests in the management companies of certain funds the Company manages. 30

Non-GAAP Financial Information & Definitions Cont’d • “Assets Under Management”,  or  “AUM”,  refers  to  the  assets of  the  funds,  partnerships  and  accounts  to which we provide  investment management,  advisory,  or  certain other  investment-related services, including, without limitation, capital that such funds, partnerships and accounts have the right to call from investors pursuant to capital commitments.  Our AUM equals the sum of: 1. the net asset value (“NAV”), plus used or available leverage and/or capital commitments, or gross assets plus capital commitments, of the credit funds, partnerships and accounts  for which we provide  investment management  or  advisory  services,  other  than  certain  collateralized  loan obligations  (“CLOs”),  collateralized debt  obligations  (“CDOs”),  and  certain permanent capital vehicles, which have a fee-generating basis other than the mark-to-market value of the underlying assets; 2. the fair value of the investments of the private equity and real assets funds, partnerships and accounts we manage or advise, plus the capital that such funds, partnerships and  accounts are entitled to call from investors pursuant to capital commitments, plus portfolio level financings; for certain permanent capital vehicles in real assets, gross asset value  plus available financing capacity; 3. the gross asset value associated with the reinsurance investments of the portfolio company assets we manage or advise; and  4. the fair value of any other assets that we manage or advise for the funds, partnerships and accounts to which we provide investment management, advisory, or certain other  investment-related  services,  plus  unused  credit  facilities,  including  capital  commitments  to  such  funds,  partnerships  and  accounts  for  investments  that  may  require  pre- qualification or other conditions before investment plus any other capital commitments to such funds, partnerships and accounts available for investment that are not otherwise  included in the clauses above. Our  AUM measure  includes  Assets  Under Management  for  which  we  charge  either  nominal  or  zero  fees.  Our  AUM measure  also  includes  assets  for  which  we  do  not  have  investment discretion, including certain assets for which we earn only investment-related service fees, rather than management or advisory fees. Our definition of AUM is not based  on any definition of Assets Under Management contained  in our governing documents or  in any of our Apollo fund management agreements. We consider multiple factors for  determining what should be  included  in our definition of AUM. Such  factors  include but are not  limited  to  (1) our ability  to  influence  the  investment decisions  for existing and  available assets; (2) our ability to generate income from the underlying assets in our funds; and (3) the AUM measures that we use internally or believe are used by other investment  managers. Given the differences in the investment strategies and structures among other alternative investment managers, our calculation of AUM may differ from the calculations  employed  by  other  investment  managers  and,  as  a  result,  this  measure  may  not  be  directly  comparable  to  similar  measures  presented  by  other  investment  managers.  Our  calculation also differs from the manner in which our affiliates registered with the SEC report “Regulatory Assets Under Management” on Form ADV and Form PF in various ways. We use AUM, Capital deployed and Dry powder as performance measurements of our investment activities, as well as to monitor fund size in relation to professional resource and  infrastructure needs. • “AUM with Future Management Fee Potential” refers to the committed uninvested capital portion of total AUM not currently earning management fees. The amount depends  on the specific terms and conditions of each fund. • “Fee-Generating  AUM”  or  “FGAUM”  consists  of  assets  of  the  funds,  partnerships  and  accounts  to  which  we  provide  investment management,  advisory,  or  certain  other  investment-related services and on which we earn management fees, monitoring fees or other investment-related fees pursuant to management or other fee agreements on a  basis  that  varies  among  the Apollo  funds,  partnerships  and  accounts. Management  fees  are normally based on  “net  asset  value,”  “gross  assets,”  “adjusted par  asset  value,”  “adjusted  cost  of  all  unrealized  portfolio  investments,”  “capital  commitments,”  “adjusted  assets,”  “stockholders’  equity,”  “invested  capital”  or  “capital  contributions,”  each  as  defined in the applicable management agreement. Monitoring fees, also referred to as advisory fees, with respect to the structured portfolio company investments of the funds,  partnerships and accounts we manage or advise, are generally based on the total value of such structured portfolio company investments, which normally includes leverage, less  any portion of such total value that is already considered in Fee-Generating AUM. • “Performance Fee-Eligible AUM” or “PFEAUM” refers to the AUM that may eventually produce performance fees. All funds for which we are entitled to receive a performance  fee allocation or incentive fee are included in Performance Fee-Eligible AUM, which consists of the following: • “Performance  Fee-Generating AUM”, which  refers  to  invested  capital  of  the  funds,  partnerships  and  accounts we manage,  advise,  or  to which we provide  certain other  investment-related services, that is currently above its hurdle rate or preferred return, and profit of such funds, partnerships and accounts is being allocated to, or earned by,  the general partner in accordance with the applicable limited partnership agreements or other governing agreements; • “AUM Not Currently Generating Performance Fees”, which refers to invested capital of the funds, partnerships and accounts we manage, advise, or to which we provide  certain other investment-related services that is currently below its hurdle rate or preferred return; and • “Uninvested Performance  Fee-Eligible AUM”, which  refers  to  capital  of  the  funds,  partnerships  and  accounts we manage,  advise,  or  to which we provide  certain  other  investment-related  services  that  is  available  for  investment  or  reinvestment  subject  to  the  provisions  of  applicable  limited  partnership  agreements  or  other  governing  agreements, which capital is not currently part of the NAV or fair value of investments that may eventually produce performance fees allocable to, or earned by, the general  partner. 31

Non-GAAP Financial Information & Definitions Cont’d • “Athene Holding”  refers  to Athene Holding  Ltd.  (together with  its  subsidiaries,  “Athene”),  a  leading  retirement  services  company  that  issues,  reinsures  and acquires  retirement  savings  products designed for  the  increasing number of  individuals and  institutions seeking to  fund retirement needs, and to which Apollo,  through  its consolidated subsidiary Apollo  Insurance  Solutions Group LP (formerly known as Athene Asset Management LLC) (“ISG”), provides asset management and advisory services • “Athora” refers to a strategic platform that acquires or reinsures blocks of insurance business in the German and broader European life insurance market (collectively, the “Athora Accounts”).  The Company, through ISGI provides investment advisory services to Athora. Athora Non-Sub-Advised Assets includes the Athora assets which are managed by Apollo but not sub-advised  by Apollo nor invested in Apollo funds or investment vehicles. Athora Sub-Advised includes assets which the Company explicitly sub-advises as well as those assets in the Athora Accounts  which are invested directly in funds and investment vehicles Apollo manages. • “Advisory” refers to certain assets advised by Apollo Asset Management Europe PC LLP (“AAME PC”), a wholly-owned subsidiary of Apollo Asset Management Europe LLP (“AAME”). AAME  PC and AAME are subsidiaries of Apollo and are collectively referred to herein as “ISGI”. • “Capital deployed” or “deployment” represents (i) the aggregate amount of capital that has been invested during a given period (including leverage) by our commitment based funds and  SIAs  that have a defined maturity date,  (ii) purchases of  investments  (net of  sales) by our subscription and contribution based  funds and mandates  (including  leverage),  (iii)  investments  originated by certain of our platform companies, net of syndications to our other funds and accounts, but including syndications to third parties, and (iv) third-party investment activity in  opportunities  sourced by our  teams  for which we  earn  a  fee  and  in which we participate. Deployment  excludes offsetting  short  positions,  certain  credit  derivatives,  certain  short-dated  government securities, and involuntary repayment of loans and bonds.  • “Distributable Earnings Shares Outstanding” or “DE Shares Outstanding”, consists of total shares of Class A Common Stock outstanding, Apollo Operating Group Units that participate in  dividends and RSUs that participate in dividends. Management uses this measure in determining DE per share, FRE per share, as well as DE After Taxes and Related Payables per share.  • “Drawdown capital deployed” or “drawdown deployment” is the aggregate amount of capital that has been invested during a given period (which may, in certain cases, include leverage)  by (i) our commitment based funds, excluding certain funds in which permanent capital vehicles are the primary investor and (ii) SIAs that have a defined maturity date. • “Dry powder”  represents  the  amount of  capital  available  for  investment or  reinvestment  subject  to  the provisions of  the  applicable  limited partnership  agreements or other governing  agreements of the funds, partnerships and accounts we manage. Dry powder excludes uncalled commitments which can only be called for fund fees and expenses and commitments from  permanent capital vehicles. • “Gross IRR” of a credit fund and the principal finance funds within the real assets segment represents the annualized return of a fund based on the actual timing of all cumulative fund cash  flows before management fees, performance fees allocated to the general partner and certain other expenses.  Calculations may include certain investors that do not pay fees. The terminal  value is the net asset value as of the reporting date. Non- U.S. dollar denominated (“USD”)  fund cash flows and residual values are converted to USD using the spot rate as of the reporting  date. In addition, gross IRRs at the fund level will differ from those at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Gross IRR  does not represent the return to any fund investor.  • “Gross IRR” of a private equity fund represents the cumulative investment-related cash flows (i) for a given investment for the fund or funds which made such investment, and (ii) for a given  fund, in the relevant fund itself (and not any one investor in the fund), in each case, on the basis of the actual timing of investment inflows and outflows (for unrealized investments assuming  disposition on March 31, 2021 or other date specified) aggregated on a gross basis quarterly, and the return is annualized and compounded before management fees, performance fees and  certain other expenses (including interest incurred by the fund itself) and measures the returns on the fund’s investments as a whole without regard to whether all of the returns would, if  distributed, be payable to the fund’s  investors.  In addition, gross  IRRs at the fund level will differ from those at the  individual  investor  level as a result of, among other factors, timing of  investor-level inflows and outflows. Gross IRR does not represent the return to any fund investor.  • “Gross IRR” of a real assets fund excluding the principal finance funds represents the cumulative investment-related cash flows in the fund itself (and not any one investor in the fund), on  the basis of  the  actual  timing of  cash  inflows and outflows  (for unrealized  investments  assuming disposition on March 31,  2021 or other date  specified)  starting on  the date  that  each  investment closes, and the return is annualized and compounded before management fees, performance fees, and certain other expenses (including interest incurred by the fund itself) and  measures the returns on the fund’s investments as a whole without regard to whether all of the returns would, if distributed, be payable to the fund’s investors. Non-USD fund cash flows and  residual values are converted to USD using the spot rate as of the reporting date. In addition, gross IRRs at the fund level will differ from those at the individual investor level as a result of,  among other factors, timing of investor-level inflows and outflows. Gross IRR does not represent the return to any fund investor. • “Gross Return” of a credit or real assets fund  is the monthly or quarterly time-weighted return that  is equal to the percentage change in the value of a fund’s portfolio, adjusted for all  contributions and withdrawals (cash flows) before the effects of management fees, incentive fees allocated to the general partner, or other fees and expenses. Returns for credit funds are  calculated for all funds and accounts in the respective strategies excluding assets for Athene, Athora and certain other entities where we manage or may manage a significant portion of the  total company assets. Returns of CLOs represent the gross returns on assets. Returns over multiple periods are calculated by geometrically linking each period’s return over time.  • “Inflows” represents (i) at the individual segment level, subscriptions, commitments, and other increases in available capital, such as acquisitions or leverage, net of inter-segment transfers,  and (ii) on an aggregate basis, the sum of inflows across the credit, private equity and real assets segments. • “Net IRR” of a credit fund and the principal finance funds within the real assets segment represents the annualized return of a fund after management fees, performance fees allocated to  the general partner and certain other expenses, calculated on investors that pay such fees. The terminal value is the net asset value as of the reporting date. Non-USD fund cash flows and  residual values are converted to USD using the spot rate as of the reporting date. In addition, net IRR at the fund level will differ from that at the individual investor level as a result of, among  other factors, timing of investor-level inflows and outflows. Net IRR does not represent the return to any fund investor. 32

Non-GAAP Financial Information & Definitions Cont’d • “Net IRR” of a private equity fund means the Gross IRR applicable to a fund, including returns for related parties which may not pay fees or performance fees, net of management  fees, certain expenses (including interest incurred or earned by the fund itself) and realized performance fees all offset to the extent of interest income, and measures returns at the  fund level on amounts that, if distributed, would be paid to investors of the fund. The timing of cash flows applicable to investments, management fees and certain expenses, may be  adjusted for the usage of a fund’s subscription facility. To the extent that a fund exceeds all requirements detailed within the applicable fund agreement, the estimated unrealized  value is adjusted such that a percentage of up to 20.0% of the unrealized gain is allocated to the general partner of such fund, thereby reducing the balance attributable to fund  investors. In addition, net IRR at the fund level will differ from that at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Net  IRR does not represent the return to any fund investor. • “Net IRR” of a real assets fund excluding the principal finance funds represents the cumulative cash flows in the fund (and not any one investor in the fund), on the basis of the  actual timing of cash inflows received from and outflows paid to investors of the fund (assuming the ending net asset value as of March 31, 2021 or other date specified is paid to  investors), excluding certain non-fee and non-performance fee bearing parties, and the return is annualized and compounded after management fees, performance fees, and certain  other  expenses  (including  interest  incurred by  the  fund  itself)  and measures  the  returns  to  investors of  the  fund as  a whole.   Non-USD  fund  cash  flows and  residual  values  are  converted to USD using the spot rate as of the reporting date. In addition, net IRR at the fund level will differ from that at the individual investor level as a result of, among other  factors, timing of investor-level inflows and outflows. Net IRR does not represent the return to any fund investor. • “Net Return” of a credit or  real assets  fund represents the Gross Return after management  fees, performance fees allocated to the general partner, or other  fees and expenses.  Returns over multiple periods are calculated by geometrically linking each period’s return over time. • “Permanent Capital Vehicles” refers to (a) assets that are owned by or related to Athene or Athora Holding Ltd. (“Athora Holding” and together with its subsidiaries, “Athora”), (b)  assets that are owned by or related to MidCap FinCo Designated Activity Company (“MidCap”) and managed by Apollo, (c) assets of publicly traded vehicles managed by Apollo such  as Apollo Investment Corporation (“AINV”), Apollo Commercial Real Estate Finance, Inc. (“ARI”), Apollo Tactical Income Fund Inc. (“AIF”), and Apollo Senior Floating Rate Fund Inc.  (“AFT”), in each case that do not have redemption provisions or a requirement to return capital to investors upon exiting the investments made with such capital, except as required  by applicable law and (d) a non-traded business development company from which Apollo earns certain investment-related service fees. The investment management agreements of  AINV, AIF and AFT have one year terms, are reviewed annually and remain in effect only if approved by the boards of directors of such companies or by the affirmative vote of the  holders of a majority of the outstanding voting shares of such companies, including in either case, approval by a majority of the directors who are not “interested persons” as defined  in  the  Investment Company Act of 1940.  In addition,  the  investment management agreements of AINV, AIF and AFT may be  terminated  in  certain  circumstances upon 60 days’  written  notice.  The  investment management  agreement  of ARI  has  a  one  year  term  and  is  reviewed  annually  by ARI’s  board of  directors  and may be  terminated under  certain  circumstances by an affirmative vote of at  least  two-thirds of ARI’s  independent directors. The  investment management or advisory arrangements between each of MidCap and  Apollo, Athene and Apollo and Athora and Apollo, may also be terminated under certain circumstances. The agreement pursuant to which Apollo earns certain investment-related  service fees from a non-traded business development company may be terminated under certain limited circumstances. • “Private Equity fund appreciation (depreciation)” refers to gain (loss) and income for the traditional private equity funds (i.e., Funds I-IX), ANRP I, II & III, Apollo Special Situations  Fund, L.P., AION Capital Partners Limited (“AION”) and Apollo Hybrid Value Fund, L.P. for the periods presented on a total return basis before giving effect to fees and expenses.  The  performance percentage is determined by dividing (a) the change in the fair value of investments over the period presented, minus the change in invested capital over the period  presented,  plus  the  realized  value  for  the  period  presented,  by  (b)  the  beginning  unrealized  value  for  the  period  presented  plus  the  change  in  invested  capital  for  the  period  presented. Returns over multiple periods are calculated by geometrically linking each period’s return over time; • “Realized  Value”  refers  to  all  cash  investment  proceeds  received  by  the  relevant  Apollo  fund,  including  interest  and  dividends,  but  does  not  give  effect  to management  fees,  expenses, incentive compensation or performance fees to be paid by such Apollo fund. • “Redding Ridge” refers to Redding Ridge Asset Management, LLC and its subsidiaries, which is a standalone, self-managed asset management business established in connection  with risk retention rules that manages CLOs and retains the required risk retention interests. • “Remaining Cost” represents the initial investment of the fund in a portfolio investment, reduced for any return of capital distributed to date on such portfolio investment. • “Total Invested Capital” refers to the aggregate cash invested by the relevant Apollo fund and includes capitalized costs relating to investment activities, if any, but does not give  effect to cash pending investment or available for reserves and excludes amounts, if any, invested on a financed basis with leverage facilities.  • “Total Value” represents the sum of the total Realized Value and Unrealized Value of investments. • “Unrealized Value”  refers  to  the  fair  value  consistent with valuations determined  in accordance with GAAP,  for  investments not  yet  realized and may  include payments  in kind,  accrued interest and dividends receivable, if any, and before the effect of certain taxes.  In addition, amounts include committed and funded amounts for certain investments; and • “Vintage Year” refers to the year in which a fund’s final capital raise occurred, or, for certain funds, the year of a fund’s effective date or the year in which a fund’s investment period  commences pursuant to its governing agreements. 33

Forward-Looking Statements In this presentation, references to “Apollo,” “we,” “us,” “our” and the “Company” refer collectively to Apollo Global Management, Inc. and its subsidiaries, including the  Apollo Operating Group and all of its subsidiaries, or as the context may otherwise require. This presentation may contain forward-looking statements that are within  the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include,  but are not limited to, discussions related to Apollo’s expectations regarding the performance of its business,  its  liquidity and capital resources and the other non- historical  statements  in  the discussion  and analysis.  These  forward-looking  statements  are based on management’s beliefs,  as well  as  assumptions made by,  and  information  currently  available  to,  management.  When  used  in  this  presentation,  the  words  “believe,”  “anticipate,”  “estimate,”  “expect,”  “intend”  and  similar  expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements  are  reasonable,  it  can give  no  assurance  that  these  expectations will  prove  to  have been  correct.  These  statements  are  subject  to  certain  risks,  uncertainties  and  assumptions,  including risks  relating to our dependence on certain key personnel, our ability  to raise new private equity, credit or  real assets  funds,  the  impact of  COVID-19,  the  impact of energy market dislocation, market conditions, generally, our ability  to manage our growth,  fund performance, changes  in our  regulatory  environment and tax status, the variability of our revenues, net income and cash flow, our use of leverage to finance our businesses and investments by our funds,  litigation  risks,  and  consummation  of  the  merger  of  Apollo  with  Athene  Holding,  potential  governance  changes  and  related  transactions  which  are  subject  to  regulatory, corporate and stockholder approvals, among others. We believe these factors  include but are not  limited to those described under the section entitled  “Risk Factors”  in Apollo’s annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 19, 2021, as such factors may be  updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as  exhaustive  and  should  be  read  in  conjunction with  the  other  cautionary  statements  that  are  included  in  this  presentation  and  in  other  filings. We  undertake  no  obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required  by applicable law. This presentation does not constitute an offer of any Apollo fund. 34